Exhibit 99.1

COMSTOCK FUELS EXECUTES COMMERCIAL AGREEMENT FOR FOURTH SITE

Expands Licensing Agreement into Vietnam for SAF and Other Renewable Fuels

VIRGINIA CITY, NEVADA, November 20, 2024 – Comstock Inc. (NYSE: LODE) (“Comstock” and the “Company”) today announced execution of a binding amendment to an existing agreement between Comstock Fuels Corporation (“Comstock Fuels”) and SACL Pte. Limited (“SACL”), a Singapore-based renewable fuel project developer, under which Comstock Fuels agreed to grant SACL an exclusive marketing agreement for Comstock Fuels’ advanced lignocellulosic biomass refining processes in Vietnam. The amendment was executed to increase SACL’s territory to facilitate the financing, construction, and operation of SACL’s first planned site in Vietnam, in addition to three existing sites currently under development in Australia, now totaling over 460 million gallons of renewable fuels, with an emphasis on sustainable aviation fuel (“SAF”).

Early Adopter License Terms

SACL and its stakeholders previously identified three qualified sites for the construction of three BioleumTM Refineries based on Comstock Fuels’ industry leading yields and decarbonizing impact, including (1) a 250,000 metric ton per year (“MTPY”) refinery located near Portland, Victoria, Australia, (2) a 250,000 MTPY refinery located near Moree, New South Wales, Australia, and (3) a 750,000 MTPY refinery located near Mackay, Queensland, Australia. However, SACL is actively evaluating additional projects for development in the Pacific Rim, including SACL’s now-planned new 750,000 MTPY Bioleum Refinery in Quang Tri Province, Vietnam.

Under the terms of Comstock Fuels’ agreement with SACL, Comstock Fuels will contribute site specific technology rights in exchange for a 20% equity stake in each Bioleum Refinery, plus a royalty fee equal to 6% of each refinery’s sales of licensed products, and engineering fees equal to 6% of total construction costs. At least one of the Bioleum Refineries will initially start with a capacity of 75,000 MTPY prior to scaling-up to 250,000 MTPY or more, with early adopter royalty fees of 3% of sales and engineering fees equal to 3% of construction costs until scaling-up to 250,000 MTPY, with an initial upfront payment of $2,500,000 payable upon execution of each applicable site-specific license agreement for each refinery.

Together, all four Bioleum Refineries will have an estimated total construction cost of over $4.0 billion and produce approximately 280 million gasoline gallon equivalent basis (“GGE”) of sustainable aviation fuel, and other renewable fuels from lignocellulosic biomass, and about another 180 million GGE from vegetable oils, with over $3.0 billion per year in sales at current prices.

Best-in-Class Yield and Carbon Intensity

Comstock Fuels offers advanced lignocellulosic biomass refining solutions that produce market-leading yields of cellulosic ethanol, gasoline, renewable diesel, sustainable aviation fuel, and other renewable fuels at extremely low carbon intensities. The Comstock Fuels process generally involves: (1) digestion and fractionation of lignocellulosic biomass, (2) bioconversion of cellulose into Cellulosic Ethanol, (3) esterification of lignin and other derivatives into Bioleum Oil, (4) hydrodeoxygenation of Bioleum Oil into Hydrodeoxygenated Bioleum Oil, (5) refining of these extremely low carbon oils and fuels into ASTM compliant renewable fuels, and (6) gas-to-liquids emissions capture and fuel conversion. The first five of these processes are proven to produce up to 125 GGE per dry metric ton of feedstock on a gasoline gallon equivalent basis, depending on feedstock, lignin content, site conditions, and other process parameters, with extremely low carbon intensity scores of 15.

Wide Open Market, Unprecedented Results

“Comstock Fuels’ breakthrough yields unlock an abundant, available and efficient feedstock source that enables extraordinary new opportunities for renewable fuels project developers, especially given the ongoing global surge in demand for sustainable aviation fuel,” said Garry Millar, SACL’s founder and director. “The Comstock Fuels’ patented and patent-pending process uses reliable, available equipment and standard refining processes to convert woody biomass, such as purpose grown eucalyptus in our case, into renewable intermediates and fuels that leverage existing supply chains. We are excited by this collaboration, and we are looking forward to working with the Comstock Fuels’ team and our local stakeholders to develop each of our projects as we continue assessing additional sites for qualification.”

“SACL’s team has rapidly advanced their projects, and we look forward to accelerating their objectives with our leading global solution for sustainable and extremely low carbon renewable fuels,” stated David Winsness, president of Comstock Fuels. “We are concurrently executing on our own plan to build, own, and operate our first four facilities in the U.S., including an initial 75,000 MTPY demonstration scale facility followed rapidly by three additional 75,000 MTPY facilities, each of which would then be scaled-up to 1,000,000 MTPY commercial scale Bioleum Refineries. Collectively, our first four planned U.S. facilities will produce more than 920 million GGE per year of renewable fuels, including about 560 million GGE from woody biomass and another 360 million GGE from vegetable oils. Between SACL and our initial plans alone, we are planning for over 1.38 billion GGE per year of initial renewable fuel production from our solutions before considering all other licensees and projects in our pipeline.”

About SACL Pte. Limited

SACL is a Singapore-based project development and management company that intends to develop renewable energy projects in Australia, New Zealand, and Vietnam. To learn more, please visit www.saclimited.com.

About Comstock Fuels Corporation

Comstock Fuels delivers advanced lignocellulosic biomass refining solutions that set industry benchmarks for production of cellulosic ethanol, gasoline, renewable diesel, sustainable aviation fuel (“SAF”), and other renewable fuels, with extremely low carbon intensity scores of 15 and market-leading yields of up to 125 gallons per dry metric ton of feedstock (on a gasoline gallon equivalent basis, or “GGE”), depending on feedstock, lignin content, site conditions, and other process parameters. Comstock Fuels plans to directly build, own, and operate a network of Bioleum Refineries in the U.S. to refine 50 million tons of biomass annually into 8 billion gallons of renewable fuel by 2035, corresponding to 50% of the U.S. renewable fuel mandate. Comstock Fuels is currently evaluating several U.S. sites for construction of its Demonstration Scale Facility to validate its fully integrated process at 75,000 tons per year, paving the way for rapid full-scale commercialization. Comstock Fuels also licenses its advanced refining solutions to third parties for additional production in the U.S. and global markets, including several recently announced and other pending projects. To learn more, please visit www.comstockfuels.com.

About Comstock Inc.

Comstock Inc. (NYSE: LODE) innovates and commercializes technologies that are deployable across entire industries to contribute to global decarbonization and the clean energy transition by efficiently extracting and converting under-utilized natural resources, such as waste and other forms of woody biomass into renewable fuels, and end-of-life electronics into recovered electrification metals. Comstock’s innovations group is also developing and using artificial intelligence technologies for advanced materials development and mineral discovery for sustainable mining. To learn more, please visit www.comstock.inc.

Comstock Social Media Policy

Comstock Inc. has used, and intends to continue using, its investor relations link and main website at www.comstock.inc in addition to its Twitter, LinkedIn and YouTube accounts, as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Contacts

For investor inquiries:

RB Milestone Group LLC

Tel (203) 487-2759

ir@comstockinc.com

For media inquiries or questions:

Comstock Inc., Tracy Saville

Tel (775) 847-7573

questions@comstockinc.com

Forward-Looking Statements

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Some of those risks and uncertainties include the risk factors set forth in our filings with the SEC and the following: adverse effects of climate changes or natural disasters; adverse effects of global or regional pandemic disease spread or other crises; global economic and capital market uncertainties; the speculative nature of gold or mineral exploration, and lithium, nickel and cobalt recycling, including risks of diminishing quantities or grades of qualified resources; operational or technical difficulties in connection with exploration, metal recycling, processing or mining activities; costs, hazards and uncertainties associated with precious and other metal based activities, including environmentally friendly and economically enhancing clean mining and processing technologies, precious metal exploration, resource development, economic feasibility assessment and cash generating mineral production; costs, hazards and uncertainties associated with metal recycling, processing or mining activities; contests over our title to properties; potential dilution to our stockholders from our stock issuances, recapitalization and balance sheet restructuring activities; potential inability to comply with applicable government regulations or law; adoption of or changes in legislation or regulations adversely affecting our businesses; permitting constraints or delays; challenges to, or potential inability to, achieve the benefits of business opportunities that may be presented to, or pursued by, us, including those involving battery technology and efficacy, quantum computing and generative artificial intelligence supported advanced materials development, development of cellulosic technology in bio-fuels and related material production; commercialization of cellulosic technology in bio-fuels and generative artificial intelligence development services; ability to successfully identify, finance, complete and integrate acquisitions, joint ventures, strategic alliances, business combinations, asset sales, and investments that we may be party to in the future; changes in the United States or other monetary or fiscal policies or regulations; interruptions in our production capabilities due to capital constraints; equipment failures; fluctuation of prices for gold or certain other commodities (such as silver, zinc, lithium, nickel, cobalt, cyanide, water, diesel, gasoline and alternative fuels and electricity); changes in generally accepted accounting principles; adverse effects of war, mass shooting, terrorism and geopolitical events; potential inability to implement our business strategies; potential inability to grow revenues; potential inability to attract and retain key personnel; interruptions in delivery of critical supplies, equipment and raw materials due to credit or other limitations imposed by vendors; assertion of claims, lawsuits and proceedings against us; potential inability to satisfy debt and lease obligations; potential inability to maintain an effective system of internal controls over financial reporting; potential inability or failure to timely file periodic reports with the Securities and Exchange Commission; potential inability to list our securities on any securities exchange or market or maintain the listing of our securities; and work stoppages or other labor difficulties. Occurrence of such events or circumstances could have a material adverse effect on our business, financial condition, results of operations or cash flows, or the market price of our securities. All subsequent written and oral forward-looking statements by or attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Except as may be required by securities or other law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Neither this press release nor any related calls or discussions constitutes an offer to sell, the solicitation of an offer to buy or a recommendation with respect to any securities of the Company, the fund, or any other issuer.